Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Spyre Therapeutics, Inc. of our report dated February 27, 2025 relating to the financial statements, which appears in Spyre Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Austin, TX
February 19, 2026